Exhibit 10.58

BANKNORTH, N.A.

TERM NOTE

$1,000,000.00	March	, 2004
Boston, Massachusetts

For value received, the undersigned, which term whenever used herein shall mean each and all of the signers of this note, jointly and severally, promises to pay to Banknorth, N.A. (“Bank”), or order, at its office at Burlington, Massachusetts, or at such other place as may be designated in writing by the holder hereof, the principal sum of One Million ($1,000,000.00) Dollars in forty-eight (48) installments, as follows: $20,833.00 on April 1, 2004, and the same amount (except the last installment which shall be the unpaid balance) on the first day of each month thereafter until this note is fully paid, with interest from the date hereof on the said principal sum from time to time outstanding at the rate of five and 67/100 (5.67%) percent per annum.  Such interest shall be payable monthly in arrears on the first day of each month, commencing on the first of such dates next succeeding the date hereof.  Interest shall be calculated on the basis of actual days elapsed and a 360*day year.

In all events the entire principal balance, together with all accrued interest, is to be fully paid on or before March 1, 2008.

Whenever any installment of principal and interest due hereunder shall not be paid within fifteen (15) days of its due date, the undersigned shall pay, in addition thereto as a late charge, five percent (5%) percent of the amount of any such installment.

The undersigned hereby authorizes Bank to charge the amount of all monthly interest and principal payments, when due and payable hereunder, against any of the undersigned’s accounts under the control of Bank or the undersigned’s loan account created pursuant to a Loan and Security Agreement (All Assets) of even date herewith (the “Agreement”).

At the option of the holder, this note shall become immediately due and payable without notice or demand upon the occurrence at any time of (a) the failure to pay in full and when due any installment of principal or interest hereunder; (b) one or more Events of Default as defined in the Agreement; or (c) the termination of the Agreement. Upon the occurrence of any of the foregoing events, interest on unpaid balances shall thereafter be payable at an interest rate per annum which is four (4%) percent greater than the rate of interest specified herein.

The undersigned may prepay this note at any time, provided, however, that at the time of any full or partial pre-payment, the undersigned shall pay the Bank a fee equal to the greater of at least one (1%) percent of the principal balance being prepaid or a “Yield Maintenance Fee” in an amount computed as follows: The Federal Home Loan Bank rate with a maturity date closest to the remaining term of this note shall be subtracted from the above stated interest rate, or default rate, if applicable.  If the result is zero or a negative number, there shall be no Yield Maintenance Fee due and payable.  If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid.  The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term of this note.  Said amount shall be reduced to present value calculated by using the above referenced Federal Home Loan Bank rate and the number of days remaining in the term of this note.  The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment of the principal of this note.  The foregoing notwithstanding, the undersigned will not be obligated to pay to the Bank a Yield Maintenance Fee if this note is accelerated as a result of the termination of the Agreement or a demand by the Bank for payment in full of all obligations under the Agreement, without the existence of an Event of Default as defined in the Agreement.

The undersigned and any guarantor hereby grants to Bank a lien, security interest and right of setoff as security for all liabilities and Obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity in the control of Bank or in transit to Bank.  At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the undersigned and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing this note.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE UNDERSIGNED OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

The undersigned agrees to pay all costs of collection including reasonable fees of attorney.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  Every one of the undersigned and every indorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

This note is secured pursuant to the terms of the Agreement.

THE UNDERSIGNED AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this note shall be deemed to be under seal.

Witness:	MFIC CORPORATION

By:
Irwin J. Gruverman, Chief Executive Officer

MICROFLUIDICS CORPORATION

By:
Irwin J. Gruverman, Chief Executive Officer